EXHIBIT 99.1

FOR IMMEDIATE RELEASE

March 27, 2014

COMPANY CONTACT:

Kendra Berger

Chief Financial Officer

NTN Buzztime, Inc.

(760) 438-7400

NTN Buzztime, Inc. Announces Fourth Quarter and Full Year 2013 Results

CARLSBAD, Calif., March 27, 2014 — NTN Buzztime, Inc. (NYSE MKT: NTN) today announced results for the fourth quarter and year ended December 31, 2013.

During the fourth quarter, we began the commercial deployment of the Buzztime BEOND platform to both new and current customers including most notably, Buffalo Wild Wings, which piloted the platform extensively and committed to a chain wide deployment. We ended the year with over 200 BEOND locations and believe the BEOND platform significantly enhances the entertainment experience for consumers while driving ROI for merchants. We will continue to add features, functionalities and services to the platform, proliferate it into the marketplace and develop new consumer revenue streams based upon premium entertainment experiences,” said Buzztime interim CEO, Jeffrey Berg. “We ended the year with approximately $5.5 million in cash after closing a private placement during the quarter, which enhances our ability to continue to execute on our growth plans,” continued Mr. Berg.

Results for the Fourth Quarter Ended December 31, 2013

Revenues for the fourth quarter of 2013 were $6.6 million compared to $5.9 million for the same period in 2012. Direct costs increased to $2.7 million for the fourth quarter of 2013 from $1.5 million for the same period of 2012.

Selling, general and administrative expenses increased $0.3 million, or 9%, to $4.1 million for the fourth quarter of 2013 from $3.8 million for the same period in 2012.

Net loss for the fourth quarter of 2013 was $0.4 million, or $0.00 per share, compared to net income of $0.6 million or $0.01 per share in the same period a year ago.

The Company ended the fourth quarter of 2013 with 3,204 subscribing venues, compared to 3,638 at December 31, 2012.

Results for the Full Year Ended December 31, 2013

Revenues for the year ended December 31, 2013 were $23.7 million compared to $24.1 million for the same period in 2012. Direct costs increased to $7.7 million for the year ended December 31, 2013 from $6.2 million for the same period of 2012.

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Selling, general and administrative expenses decreased $1.8 million, or 10%, to $16.4 million for the year ended December 31, 2013 from $18.2 million for the same period in 2012.

Net loss for the year ended December 31, 2013 was $1.1 million, or $0.01 per share, compared to net loss of $1.0 million or $0.01 per share in the same period a year ago.

Conference Call

Management will review the fourth quarter financial results in a conference call today, March 27, 2014, at 4:30 p.m. ET.

To access the conference call, please dial (877) 307-1373, if calling from the United States or Canada, or (678) 224-7873, if calling internationally, and use passcode 18205778. A replay of the call will be available until April 3, 2014, which can be accessed by dialing (855) 859-2056, if calling from the United States or Canada, or (404) 537-3406, if calling internationally. Please use passcode 18205778 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at the Company's Web site at http://www.buzztime.com.

About Buzztime

NTN Buzztime, Inc. (NYSE MKT: NTN) is a leading bar and restaurant entertainment and marketing services platform. Trusted by over 3,200 bars and restaurants in North America since 1985, Buzztime offers games, events and entertainment experiences with in- and out-of-venue messaging and communication tools. With over 4.6 million player registrations on the Buzztime platform and over 54 million games played each year, Buzztime players spread the word and invite friends and family to their favorite Buzztime location to enjoy an evening of fun and competition. With Buzztime entertainment and marketing solutions, bars and restaurants can turn casual visitors into regulars, and give guests a reason to stay longer. For the most up-to-date information on NTN Buzztime, please visit www.buzztime.com or follow us on Facebook or Twitter.

Forward-looking Statements

This release contains forward-looking statements which reflect management's current views of future events and operations, including but not limited to statements about our growth plans, product and platform development, new revenue, proliferation in the marketplace, customer development and growth plans, ROI, improved customer and consumer satisfaction, and the number of locations, players and games. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risks of unsuccessful execution or launch of products, platforms or brands, risks associated with customer retention and growth plans, the impact of alternative entertainment options and technologies and competitive products, brands, technologies and pricing, adverse economic conditions, failure of customer and/or player acceptance or demand for new or existing products, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships and technical problems or outages. Please see NTN Buzztime, Inc.'s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

(financial tables follow)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value amount)

	December 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$5,455	$2,721
Accounts receivable, net	641	610
Prepaid expenses and other current assets	1,822	898

Total current assets	7,918	4,229
Broadcast equipment and fixed assets, net	3,237	3,783
Software development costs, net	2,317	1,980
Deferred costs	562	600
Goodwill	1,179	1,265
Intangible assets, net	160	579
Other assets	84	220

Total assets	$15,457	$12,656

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$553	$549
Accrued compensation	647	598
Accrued expenses	660	538
Sales taxes payable	181	197
Income taxes payable	81	79
Notes payable—current portion	631	41
Obligations under capital leases—current portion	25	100
Deferred revenue	593	919
Other current liabilities	237	367

Total current liabilities	3,608	3,388
Notes payable, excluding current portion	962	29
Obligations under capital leases, excluding current portion	58	67
Deferred revenue, excluding current portion	798	188
Deferred rent	829	949
Other liabilities	–	141

Total liabilities	6,255	4,762
Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $.005 par value, $156 liquidation preference, 5,000 shares authorized; 156 issued and outstanding at December 31, 2013 and December 31, 2012	1	1
Common stock, $.005 par value, 168,000 and 84,000 shares authorized at December 31, 2013 and December 31, 2012, respectively; 78,649 and 71,123 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	393	355
Treasury stock, at cost, 503 shares at December 31, 2013 and December 31, 2012	(456)	(456)
Additional paid-in capital	121,432	118,956
Accumulated deficit	(112,799)	(111,730)
Accumulated other comprehensive income	631	768

Total shareholders’ equity	9,202	7,894

Total liabilities and shareholders’ equity	$15,457	$12,656

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues	$6,575	$5,922	$23,749	$24,064

Operating expenses:
Direct operating costs (includes depreciation and amortization)	2,669	1,467	7,686	6,157
Selling, general and administrative	4,131	3,806	16,449	18,248
Depreciation and amortization (excluding depreciation and amortization included in direct costs)	177	181	773	721

Total operating expenses	6,977	5,454	24,868	25,126

Operating (loss) income	(402)	479	(1,119)	(1,062)
Interest income	1	1	3	3
Interest expense	(8)	(8)	(26)	(44)
Other income	88	48	135	25

Total other income (expense), net	81	41	112	(16)

(Loss) income before income taxes	(321)	520	(1,007)	(1,078)
(Provision) benefit for income taxes	(30)	109	(46)	83

Net (loss) income	$(351)	$629	(1,053)	(995)

Net (loss) income per common share – basic	$(0.00)	$0.01	$(0.01)	$(0.01)

Net (loss) income per common share –diluted	$(0.00)	$0.01	$(0.01)	$(0.01)

Weighted average shares outstanding – basic	74,690	70,594	71,962	69,040

Weighted average shares outstanding –diluted	74,690	71,338	71,962	69,040

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(In thousands)

	Twelve months ended December 31,
	2013	2012
Cash flows (used in) provided by operating activities:
Net loss	$(1,053)	$(995)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,849	2,879
Provision for doubtful accounts	35	119
Stock-based compensation	132	185
Issuance of common stock to consultant in lieu of cash payment	39	–
Loss from disposition of equipment and capitalized software	243	15
Changes in assets and liabilities:
Accounts receivable	(66)	21
Prepaid expenses and other assets	(845)	(432)
Accounts payable and accrued liabilities	(49)	(821)
Income taxes payable	7	2
Deferred costs	37	532
Deferred revenue	284	458
Deferred rent	(120)	193

Net cash provided by operating activities	1,493	2,156
Cash flows (used in) provided by investing activities:
Capital expenditures	(861)	(1,226)
Software development expenditures	(1,588)	(1,441)
Acquisitions	–	(160)
Changes in restricted cash	–	50

Net cash used in investing activities	(2,449)	(2,777)
Cash flows provided by (used in) financing activities:
Proceeds from private placement of common stock, net	2,342	–
Proceeds from rights offering, net	–	2,310
Proceeds from notes payable	1,607	–
Payments on note payable	(84)	(39)
Principal payments on capital leases	(100)	(318)
Proceeds from exercise of stock options	1	–
Tax withholding related to net-share settlements of restricted stock units	(16)	(1)

Net cash provided by financing activities	3,750	1,952

Net increase in cash and cash equivalents	2,794	1,331

Effect of exchange rate on cash	(60)	16

Cash and cash equivalents at beginning of period	2,721	1,374

Cash and cash equivalents at end of period	$5,455	$2,721

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EBITDA

A schedule reconciling the Company’s consolidated net loss calculated in accordance with GAAP to EBITDA is included in the supplemental table below. EBITDA is not intended to represent a measure of performance in accordance with GAAP, nor should EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. EBITDA is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculation in accordance with GAAP.

The following table reconciles our net loss per GAAP (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net (loss) income per GAAP	$(351)	$629	$(1,053)	$(995)
Interest expense, net	7	7	23	41
Income taxes	30	(109)	46	(83)
Depreciation and amortization	694	689	2,849	2,879

EBITDA	$380	$1,216	$1,865	$1,842

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